Exhibit 10.3

ABL GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

This Supplement is entered into as of January 29, 2018 (this “Supplement”), by WES, LLC, a Minnesota limited liability company, and UltraLox Technology, LLC, a Minnesota limited liability company (each, a “New Guarantor”), and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Reference is hereby made to that certain ABL Guarantee and Collateral Agreement, dated as of September 30, 2013, as amended by First Amendment to ABL Guarantee and Collateral Agreement, dated as of March 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among CPG International LLC, a Delaware limited liability company (the “Borrower”), CPG Newco LLC, a Delaware limited liability company (“Holdings”), and certain Subsidiaries of Holdings (each, a “Subsidiary Loan Party”) and Deutsche Bank AG New York Branch, as the Administrative Agent and as the Collateral Agent for the Secured Parties (as defined therein).

A. Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of March 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower), the Lenders party thereto, the Administrative Agent, the Collateral Agent, and other agents party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Pledgors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans, each Issuing Bank to issue Letters of Credit and each Agent and Lender and their respective Affiliates to extend financial accommodations pursuant to any Specified Hedge Agreement or any agreement constituting a Cash Management Obligation under the Credit Agreement. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. Each New Guarantor is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans, each Issuing Bank to issue additional Letters of Credit and each Agent and Lender and their respective Affiliates to extend financial accommodations pursuant to any Specified Hedge Agreement or any agreement constituting a Cash Management Obligation (if available under the Credit Agreement), and as consideration for any such financial accommodations previously made or issued under the Credit Agreement.

Accordingly, the Administrative Agent and each New Guarantor agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, each New Guarantor by its signature below becomes a Subsidiary Loan Party, a Guarantor and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Guarantor and a Pledgor, and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee and

Collateral Agreement applicable to it as a Subsidiary Loan party, a Guarantor and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, each New Guarantor, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien on all of such New Guarantor’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of such New Guarantor. Each reference to a “Subsidiary Loan Party,” a “Guarantor,” or a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include each New Guarantor. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of each New Guarantor and (b) the Agents have executed a counterpart hereof.

SECTION 4. Each New Guarantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of such New Guarantor as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of such New Guarantor as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of such New Guarantor individually in excess of $5.0 million as of the date hereof and (d) set forth on Schedule IV is the true and correct legal name of such New Guarantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. Each New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, in each case in accordance with and pursuant to the terms of Section 7.06 of the Guarantee and Collateral Agreement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, each New Guarantor and the Agents have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

WES, LLC

By:	/s/ Christopher Eppel
	Name:	Christopher Eppel
	Title:	CFO

UltraLox Technology, LLC

By:	/s/ Christopher Eppel
	Name:	Christopher Eppel
	Title:	CFO

ACKNOWLEDGED AND ACCEPTED:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

SCHEDULE I

Pledged Securities

A. Pledged Stock

Entity	Form of Entity	Jurisdiction of Organization	Holder(s) of Equity Interests / Pledgor	Percent Held / Pledged	Certificated
WES, LLC	Limited liability company	Minnesota	CPG International LLC	100%	No
UltraLox Technology, LLC	Limited liability company	Minnesota	WES, LLC	100%	No

B. Pledged notes

None.

SCHEDULE II

Intellectual Property

A. Patents

Country	Owner	Title	Application Number	File Date	Patent No.	Issue Date	Status
US	WES, LLC	PRESS FOR ASSEMBLING RAILING SYSTEMS	11/678,360	02/23/07	7,975,374	07/12/11	GRANTED
US	WES, LLC	RAILING SYSTEM	11/678,354	02/23/07	8,286,948	10/16/12	GRANTED
Canada	WES, LLC	PRESS FOR ASSEMBLING RAILING SYSTEMS	2,537,683	02/23/07	CA2579495 C	06/03/14	GRANTED
Canada	WES, LLC	RAILING SYSTEM	2,537,683	02/23/07	CA2579497	10/13/15	GRANTED

B. Trademarks

Country	Owner	Title	Application Number
US	WES, LLC	UltraLox	87416602
US	WES, LLC	UltraLox Interlocking	87588010
US	WES, LLC	Williams Architectural Products	87416595
US	WES, LLC	Harmony Railing	87416599
US	WES, LLC	Aria Railing	87434953

C. Copyrights

None.

D. Domain Names

ultralox.com

williamsrailing.com

harmonyrailing.com

ariarailing.com

deckrailingandfence.com

ultraloxcloud.com

ultraloxmarketing.com

advancedmarketingdevelopment.com

directrailing.com

harmonyordering.com

orderingharmony.com

bestaluminumrailing.com

bestdeckrailing.com

ultraloxinterlocking.com

ultraloxrailing.com

ultraloxrail.com

ultraloxtechnologies.com

ultraloxproducts.com

harmonyrail.com

ariarail.com

railingaccent.com

railingaccents.com

ultraloxfencing.com

ultraloxfence.com

harmonyrailings.com

deckbuildersdirect.com

harmonyorders.com

ultraloxsystems.com

deckandlandscaping.com

ultraloxmap.com

loxiteonline.com

williamsrail-fence.com

SCHEDULE III

Commercial Tort Claims

None.

SCHEDULE IV

Jurisdictions of Organization, Locations of Chief Executive Offices

Entity	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office
WES, LLC	Minnesota	47-2506778	2955 Lone Oak Drive, #180 Eagan, Minnesota 55121
UltraLox Technology, LLC	Minnesota	47-3248718	2955 Lone Oak Drive, #180 Eagan, Minnesota 55121